    EXHIBIT 1




                                  $850,000,000



                          AIRPLANES PASS THROUGH TRUST

                           PASS THROUGH CERTIFICATES






                             UNDERWRITING AGREEMENT







                                 March --, 1998




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                             UNDERWRITING AGREEMENT


                                                         March --, 1998
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036-8293

Ladies and Gentlemen:

     Airplanes Limited, a limited liability company incorporated under the laws of Jersey, Channel Islands ("Airplanes Limited"), and Airplanes U.S. Trust, a statutory business trust organized under the laws of Delaware ("Airplanes Trust" and, together with Airplanes Limited, the "Issuers") pursuant to the Amended and Restated Trust Agreement, dated as of March 11, 1996 (the "Airplanes Trust Agreement"), among GPA, Inc., a Delaware corporation, as settlor (the "Settlor"), Wilmington Trust Company, a Delaware banking corporation, as trustee (the "Delaware Trustee"), and each other trustee party thereto (each a "Controlling Trustee"), jointly propose to cause Bankers Trust Company, a New York banking corporation, acting not in its individual capacity, except as otherwise noted, but solely as trustee (the "1998 Refinancing Trustee") for each of the Subclass A-6 Pass Through Trust and the Subclass A-7 Pass Through Trust (each, a "1998 Refinancing Trust" and, collectively, the "1998 Refinancing Trusts"), organized pursuant to Supplements Nos. 9 and 10, respectively, to the pass through trust agreement dated as of March 28, 1996 (as so supplemented and as it may be amended, supplemented or otherwise modified, the "Trust Agreement"), each to be dated as of the Closing Date, among each of the Issuers and the 1998 Refinancing Trustee, to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters") refinancing pass through certificates (the "1998 Refinancing Certificates") issued under the Trust Agreement in the subclass designations and in the respective aggregate principal amounts set forth in Schedule II hereto. Morgan Stanley & Co. Incorporated shall act as representative (the "Representative") of the several Underwriters. As hereinafter described, the Issuers have filed with the U.S. Securities and Exchange Commission (the "Commission") a registration statement on Form S-1, including a prospectus, relating to the
1998 Refinancing Certificates.   Capitalized terms used and not defined herein
shall have the meanings ascribed to them in the Trust Agreement.

     In connection with the issuance of 1998 Refinancing Certificates, each of the Issuers will separately issue and deposit in the 1998 Refinancing Trusts two corresponding subclasses of Class A Notes, the "Subclass A-6 Notes" and the "Subclass A-7 Notes", respectively (collectively, the "1998 Refinancing Notes"). Each subclass of 1998 Refinancing Notes will have the same designation as the corresponding subclass of 1998 Refinancing Certificates, and the sum of the aggregate principal amounts of the 1998 Refinancing Notes of each subclass issued by the Issuers will equal the aggregate principal amount of the corresponding subclass of 1998 Refinancing Certificates. Each subclass of 1998 Refinancing Certificates will represent a fractional undivided beneficial interest in the pair of 1998 Refinancing Notes of the corresponding subclass and will entitle the holder thereof to receive a portion of the payments of principal, interest and premium, if any, on such pair of 1998 Refinancing Notes. The 1998 Refinancing Notes issued by Airplanes Limited pursuant to Supplement No. 1 to the trust indenture dated as of March 28,1996, to be dated as of the Closing Date, among Airplanes Limited, Airplanes Trust and Bankers Trust

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Company, as trustee (as so supplemented and as it may be amended, supplemented or otherwise modified, the "Airplanes Limited Indenture") are referred to herein as the "Airplanes Limited 1998 Refinancing Notes," and the 1998 Refinancing Notes issued by Airplanes Trust pursuant to Supplement No. 1 to the trust indenture dated as of March 28, 1996, to be dated as of the Closing Date, among Airplanes Trust, Airplanes Limited and Bankers Trust Company, as trustee (as so supplemented and as if may be amended, supplemented or otherwise modified, the "Airplanes Trust Indenture" and, together with the Airplanes Limited Indenture, the "Indentures") are referred to herein as the "Airplanes Trust 1998 Refinancing Notes." Pursuant to the terms of the Indentures, Airplanes Limited and Airplanes Trust have each unconditionally guaranteed the other's performance of its obligations under the 1998 Refinancing Notes issued by it (respectively, the "Airplanes Limited 1998 Refinancing Guarantee" and the "Airplanes Trust 1998 Refinancing Guarantee" and, together, the "1998 Refinancing Guarantees"). Simultaneous with the closing of the public offering of the 1998 Refinancing Certificates, the Subclass A-1 Certificates of the Subclass A-1 Pass Through Trust will be refinanced with the proceeds of the issue and sale of the 1998 Refinancing Certificates, and the corresponding Subclass A-1 Notes of Airplanes Limited and Airplanes Trust will be refinanced with the proceeds of the issuance of the 1998 Refinancing Notes.

     This Agreement, the Trust Agreement, the 1998 Refinancing Certificates, each Indenture (including its respective 1998 Refinancing Guarantee), the 1998 Refinancing Notes, the Cash Management Agreement, the Administrative Agency Agreement, the Servicing Agreement, the Servicing Agreement Guarantees, the Security Trust Agreement, the Secretarial Services Agreement, the Reference Agency Agreement, the Tax Sharing Agreement and the Voting Trust Agreement (Aero USA), each as amended, supplemented or otherwise modified, are collectively referred to herein as the "Relevant Documents." As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "business day" means any day on which the New York Stock Exchange, Inc. is open for trading; "Preliminary Prospectus" means each prospectus filed as part of such registration statement as originally filed, or as part of any amendment thereto, before such registration statement became effective under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and any prospectus filed by the Issuers with the Commission with the consent of the Representative pursuant to Rule 424(a) or Rule 462 of the rules and regulations of the Commission under the Securities Act (the "Rules and Regulations"); "Registration Statement" means such registration statement, as amended at the Effective Time, including the information (if any) deemed to be part of the registration statement at the Effective Time pursuant to Rule 430A of the Rules and Regulations; and "Prospectus" means the prospectus in the form first used to confirm sales of 1998 Refinancing Certificates. If the Issuers file a registration statement to register a portion of the 1998 Refinancing Certificates and rely on Rule 462(b) of the Rules and Regulations for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to the "Registration Statement" shall be deemed to refer to both the registration statement referred to above (Commission File No. 333-43453) and the Rule 462 Registration Statement, in each case as amended from time to time.

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     1. Representations, Warranties and Agreements of Airplanes Limited.
Airplanes Limited represents and warrants to each of the Underwriters and agrees with the Underwriters that:

        (a) A Registration Statement, including a prospectus, on Form S-1 (Commission File No. 333-43453), and amendments thereto, with respect to the 1998 Refinancing Certificates, the 1998 Refinancing Notes and the 1998 Refinancing Guarantees have (i) been prepared by the Issuers in conformity with the requirements of the Securities Act and the Rules and Regulations,
   (ii) been filed with the Commission in accordance with the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement and each amendment thereto have been delivered by the Issuers to you as the Representative. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

        (b) (i) The Registration Statement at the Effective Time, and each Preliminary Prospectus when originally filed or as part of any amendment thereto, conformed, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform, in all material respects with the Securities Act and the applicable Rules and Regulations; (ii) each Preliminary Prospectus did not when originally filed, and the Prospectus did not at the Effective Time, and, as amended or supplemented, if applicable, will not contain as of the applicable filing date, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iii) at the Effective Time each part of the Registration Statement did not, and each such part, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty in this Section 1(b) is made as to (A) statements or omissions in the Registration Statement or Prospectus based upon information relating to any Underwriter furnished to the Issuers in writing by such Underwriter through the Representative expressly for inclusion therein (the "Underwriter Information") or (B) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification on Form T-1 (the "Form T-1") under the United States Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the 1998 Refinancing Trustee (the "T-1 Information").

        (c) The requirements for the use of Form S-1 under the Securities Act have been met. Airplanes Limited is an "issuer" within the meaning of the Securities Act and the Rules and Regulations, and an appropriate registrant with respect to the offering and sale of the 1998 Refinancing Certificates.

        (d) Airplanes Limited has been duly incorporated as a public limited liability company, is validly existing as a public limited liability company under the laws of Jersey, has the corporate power and authority to own or hold its property and to

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   conduct its business as described in the Prospectus, and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of its property requires such qualification, except to the extent that the failure to be so qualified would not have a material adverse effect on the financial condition, results of operations or business of Airplanes Limited.

        (e) Airplanes Limited has not taken any action nor, to the best of its knowledge, have any other steps been taken or legal proceedings been started or threatened against Airplanes Limited as a result of which it could become a bankrupt or for its winding-up, dissolution or reorganization, or for the appointment of a liquidator, receiver, administrator, administrative receiver, examiner or similar officer of Airplanes Limited or of any or all of its assets or revenues, or as a result of which Airplanes Limited could become bankrupt.

        (f) Airplanes Limited has the authorized capitalization set forth in the Prospectus. All of the issued shares of capital stock of Airplanes Limited have been duly and validly authorized and issued, are fully paid and non-assessable. All of Airplanes Limited's issued capital stock is held by Juris Limited and Lively Limited, each, a Jersey limited liability company, as nominees (together, the "Nominees"), for the benefit of the trustees of certain charitable trusts organized under the laws of Jersey (the "Charitable Trusts").

        (g) Airplanes Limited has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and this Agreement has been duly authorized, executed and delivered by Airplanes Limited.

        (h) Airplanes Limited has all necessary corporate power and authority to execute and deliver Supplements Nos. 9 and 10 to the Trust Agreement and to perform its obligations thereunder. The Trust Agreement has been duly qualified under the Trust Indenture Act, and Supplements Nos. 9 and 10 thereto have been duly and validly authorized on the date hereof and, on the Closing Date, will be duly executed and delivered by Airplanes Limited, and thereupon, together with the Trust Agreement, will be a valid and binding agreement of Airplanes Limited, enforceable against Airplanes Limited in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally from time to time in effect, and subject, as to rights of acceleration and the availability of equitable remedies, to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law). The Trust Agreement complies as to form in all material respects with the requirements of the Trust Indenture Act and the rules and regulations of the Commission thereunder.

        (i) Assuming due authorization and execution by each of the 1998 Refinancing Trusts and due authentication by the 1998 Refinancing Trustee in accordance with the provisions of the Trust Agreement, the 1998 Refinancing Certificates will be duly issued by each of the 1998 Refinancing Trusts and, when delivered to and paid for by the Underwriters, will be entitled to the benefits of the Trust Agreement.

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        (j) Airplanes Limited has all necessary corporate power and authority to execute and deliver Supplement No. 1 to the Airplanes Limited Indenture, including the Airplanes Limited 1998 Refinancing Guarantee, and to perform its obligations thereunder. Supplement No. 1 to the Airplanes Limited Indenture has been duly and validly authorized and upon due execution and delivery by Airplanes Limited will be, together with the Airplanes Limited Indenture, a valid and binding agreement of Airplanes Limited, enforceable against Airplanes Limited in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally from time to time in effect, and subject, as to rights of acceleration and the availability of equitable remedies, to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law). The Airplanes Limited Indenture is not required to be qualified under the Trust Indenture Act.

        (k) Airplanes Limited has all necessary corporate power and authority to execute and deliver the Airplanes Limited 1998 Refinancing Notes and to perform its obligations thereunder. The Airplanes Limited 1998 Refinancing Notes have been duly and validly authorized for issuance and, when executed and authenticated in accordance with the provisions of the Airplanes Limited Indenture and delivered to and paid for by the 1998 Refinancing Trustee, will be entitled to the benefits of the Airplanes Limited Indenture, and will be valid and binding obligations of Airplanes Limited, enforceable against Airplanes Limited in accordance with their terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally from time to time in effect, and subject, as to rights of acceleration and the availability of equitable remedies, to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law). The deposit of the Airplanes Limited 1998 Refinancing Notes into the 1998 Refinancing Trusts is not required to be registered under the Securities Act.

        (l) Airplanes Limited has all necessary corporate power and authority to execute and deliver each Relevant Document to which it is or will become a party and to perform its obligations thereunder. Each Relevant Document to which it is a party has been duly and validly authorized by, and has been or will be executed and delivered by Airplanes Limited on or prior to the Closing Date, and constitutes or will constitute a valid and binding agreement of Airplanes Limited, enforceable against Airplanes Limited in accordance with its terms (in each case, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally from time to time in effect, and subject, as to rights of acceleration and the availability of equitable remedies, to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law).

        (m) Airplanes Limited has not engaged in any other activities since the date of its incorporation other than the business, financing and refinancing activities described in the Prospectus and the transactions contemplated by the Relevant Documents to which it is a party.

        (n) There has not been any material adverse change, or any development

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   that could reasonably be expected to involve a material adverse change, in the condition, financial or other, or in the earnings, business or operations of Airplanes Limited from that set forth in the Prospectus.

        (o) The authorization, execution, delivery and performance of this Agreement and the performance of the other Relevant Documents, the authentication, issuance, sale and delivery of the 1998 Refinancing Notes and the 1998 Refinancing Certificates and compliance with the terms thereof, and the consummation by Airplanes Limited of the transactions contemplated hereby and thereby will not conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of Airplanes Limited pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Airplanes Limited is a party or by which Airplanes Limited is bound or to which any of the properties or assets of Airplanes Limited is subject (other than liens, charges and encumbrances created pursuant to the Security Trust Agreement), nor will such actions result in any violation of, or conflict with, the provisions of the memorandum or articles of association of Airplanes Limited or any statute, order, decree, rule or regulation of any court or governmental agency or body having proper jurisdiction over Airplanes Limited or any of its properties or assets.

        (p) Except for (i) such consents, approvals, authorizations, registrations or qualifications as may be required under the applicable state securities, Blue Sky or similar laws in connection with the offer, purchase and distribution of the 1998 Refinancing Certificates by the Underwriters, (ii) the consent required pursuant to the Control of Borrowing (Jersey) Order 1958 (as amended) in respect of the issue by Airplanes Limited of the Airplanes Limited 1998 Refinancing Notes which shall be obtained prior to the Effective Time; (iii) the filing of the completed Prospectus after the date hereof with the Registrar of Companies in Jersey pursuant to the Companies (General Provisions) (Jersey) Order 1992 and the issue pursuant thereto of such Registrar's consent to the circulation of the final and completed Prospectus, (iv) such consents as have been obtained and are in full force and effect and (v) such consents the failure of which to obtain would not have a material adverse effect on the financial condition, results of operations or business of Airplanes Limited, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over Airplanes Limited or any of its property or assets is required for the execution, delivery and performance of this Agreement and for the performance of each other Relevant Document by Airplanes Limited and the consummation of the transactions contemplated hereby and thereby, including the authentication, execution, issuance and delivery of the Airplanes Limited 1998 Refinancing Notes and the 1998 Refinancing Certificates and compliance with the terms thereof.

        (q) No stamp duty, stock exchange tax, value added tax or any other tax or duty is payable with respect to the authorization, issuance, sale and delivery of the Airplanes Limited 1998 Refinancing Notes by Airplanes Limited to each of the 1998 Refinancing Trusts, or of the 1998 Refinancing Certificates by each of the 1998 Refinancing Trusts to the Underwriters, in each case in the manner contemplated by this

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   Agreement, or the execution and delivery of this Agreement.

        (r) Airplanes Limited has not sustained, since the date of the audited balance sheets included in the Prospectus, any material loss or interference with its business from any court or governmental action, order or decree, other than as set forth in or contemplated by the Prospectus; and, since such date, there has not been any change in the capital stock or debt of Airplanes Limited or any material adverse change in or affecting the financial condition, results of operations or business of Airplanes Limited, whether or not arising from transactions in the ordinary course of business, other than as set forth in or contemplated by the Prospectus.

        (s) The financial statements of Airplanes Group and the notes thereto included in the Registration Statement and Prospectus were prepared in conformity with generally accepted accounting principles of the United States ("U.S. GAAP") and in accordance with the requirements of the Securities Act.

        (t) KPMG-Dublin, who have audited the financial statements of Airplanes Group and whose report appears in the Prospectus, are independent public accountants as required by the Securities Act and the Rules and Regulations.

        (u) Except as disclosed in the Prospectus, there are no legal or governmental proceedings pending to which Airplanes Limited is a party, or to which any property of Airplanes Limited is subject (i) asserting the invalidity of this Agreement, the 1998 Refinancing Certificates, the Airplanes Limited 1998 Refinancing Notes or any Relevant Document, (ii) seeking to prevent the issuance by Airplanes Limited of the Airplanes Limited 1998 Refinancing Notes, or by the 1998 Refinancing Trustee of the 1998 Refinancing Certificates or the consummation of any of the transactions contemplated by this Agreement or any Relevant Document, (iii) seeking any determination or ruling that would materially and adversely affect the performance by Airplanes Limited of its obligations under this Agreement, the Airplanes Limited 1998 Refinancing Notes or any Relevant Document, (iv) seeking any determination or ruling that would adversely affect the validity or enforceability of this Agreement or any Relevant Document, (v) seeking to affect adversely the Jersey, Irish, United States Federal or State of New York tax attributes of Airplanes Limited, each of the 1998 Refinancing Trusts, the 1998 Refinancing Certificates or the Airplanes Limited 1998 Refinancing Notes, or of any payments to be made by any party under this Agreement or any Relevant Document, or (vi) which would reasonably be expected to have a material adverse effect on the financial condition, results of operations or business of Airplanes Limited; and, to the best of Airplanes Limited's knowledge, no such proceedings are threatened or contemplated.

        (v) Except as disclosed in the Prospectus, Airplanes Limited is not now in, and the execution and delivery by Airplanes Limited of, and the performance by Airplanes Limited of its obligations under, this Agreement and each Relevant Document to which it is a party will not result in (i) violation of its memorandum or articles of association, (ii) default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or

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   observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject (except where such violation or failure would not reasonably be expected to have a material adverse effect) or (iii) violation of any law, ordinance, governmental rule, regulation or court decree to which it or its properties or assets may be subject, nor has it failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the conduct of its business (except where such violation or failure would not reasonably be expected to have a material adverse effect).

        (w) Airplanes Limited is not an "investment company" or an entity "controlled" by an "investment company" registered or required to be registered under the United States Investment Company Act of 1940, as amended (the "Investment Company Act"), as such terms are defined in the Investment Company Act. Neither of the 1998 Refinancing Trusts is required to be registered under the Investment Company Act.

        (x) There are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

        (y) Airplanes Limited has complied with all provisions of section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

        (z) Airplanes Limited will use the net proceeds received by it from the sale of the 1998 Refinancing Notes pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds."

     2. Representations, Warranties and Agreements of Airplanes Trust. Airplanes Trust represents and warrants to each of the Underwriters and agrees with the Underwriters that:

        (a) A Registration Statement, including a prospectus, on Form S-1 (Commission File No. 333-43453), and amendments thereto, with respect to the 1998 Refinancing Certificates, the 1998 Refinancing Notes and the 1998 Refinancing Guarantees have (i) been prepared by the Issuers in conformity with the requirements of the Securities Act and the Rules and Regulations,
   (ii) been filed with the Commission in accordance with the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement and each amendment thereto have been delivered by the Issuers to you as the Representative. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

        (b) (i) The Registration Statement at the Effective Time, and each Preliminary Prospectus when originally filed or as part of any amendment thereto, conformed, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus, when they become effective or are filed with the

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   Commission, as the case may be, will conform, in all material respects with the Securities Act and the applicable Rules and Regulations; (ii) each Preliminary Prospectus did not when originally filed, and the Prospectus did not at the Effective Time, and, as amended or supplemented, if applicable, will not contain as of the applicable filing date, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iii) at the Effective Time each part of the Registration Statement did not, and each such part, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty in this Section 2(b) is made as to (A) statements or omissions in the Registration Statement or Prospectus based upon the Underwriter Information or (B) the T-1 Information.

        (c) The requirements for the use of Form S-1 under the Securities Act have been met. Airplanes Trust is an "issuer" within the meaning of the Securities Act and the Rules and Regulations, and an appropriate registrant with respect to the offering and sale of the 1998 Refinancing Certificates.

        (d) Wilmington Trust Company is duly organized and validly existing in good standing as a banking corporation under the laws of the State of Delaware, and has full power, authority and legal right to perform the Airplanes Trust Agreement, to own or hold its property and to conduct its business as described in the Prospectus and, as the Delaware Trustee, to issue, execute, deliver and perform the Airplanes Trust 1998 Refinancing Notes.

        (e) The Airplanes Trust Agreement and the related trust documents have been duly authorized, executed and delivered by Wilmington Trust Company and the Settlor, and constitute valid and binding agreements of Wilmington Trust Company, enforceable against Wilmington Trust Company in accordance with their respective terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally from time to time in effect, and subject, as to rights of acceleration and the availability of equitable remedies, to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law).

        (f) Airplanes Trust has been duly formed and is legally and validly existing in good standing as a business trust under the laws of the State of Delaware, has the power and authority under the Airplanes Trust Agreement and the laws of the State of Delaware to conduct its activities as described in the Prospectus.

        (g) The Delaware Trustee and each Controlling Trustee has the power and authority under the Airplanes Trust Agreement to execute, deliver and perform on behalf of Airplanes Trust, this Agreement, the Airplanes Trust 1998 Refinancing Notes and to perform each other Relevant Document to which Airplanes Trust is a party, and the execution, delivery and performance by the Delaware Trustee on behalf of Airplanes Trust of this Agreement, the Airplanes Trust 1998 Refinancing Notes and each other

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   Relevant Document to which Airplanes Trust is a party are not in violation of the charter or by-laws of the Delaware Trustee or of any law, governmental rule or regulation of the State of Delaware or the United States governing the banking or trust powers of the Delaware Trustee and, to our knowledge, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Delaware Trustee is a party or by which the Delaware Trustee is bound, or, to our knowledge, any judgment or order of any court, governmental agency or body having proper jurisdiction over the banking or trust powers of the Delaware Trustee.

        (h) The Delaware Trustee has not taken any action nor, to the best of its knowledge, have any other steps been taken or legal proceedings been started or threatened against Airplanes Trust for the winding-up, dissolution or reorganization, for the appointment of a liquidator, receiver, administrator, administrative receiver, examiner or similar officer of Airplanes Trust or of any or all of its assets or revenues or as a result of which Airplanes Trust could become bankrupt.

        (i) All of the residual interest in Airplanes Trust is held by the Settlor pursuant to the Airplanes Trust Agreement.

        (j) Airplanes Trust has all necessary power and authority under the Airplanes Trust Agreement to execute and deliver this Agreement and to perform its obligations hereunder, and this Agreement has been duly authorized, executed and delivered by Airplanes Trust.

        (k) Airplanes Trust has all necessary power and authority under the Airplanes Trust Agreement to execute and deliver Supplements Nos. 9 and 10 to the Trust Agreement and to perform its obligations thereunder. The Trust Agreement has been duly qualified under the Trust Indenture Act, and Supplements Nos. 9 and 10 have been duly and validly authorized on the date hereof and, on the Closing Date, will be duly executed and delivered by Airplanes Trust, and thereupon together with the Trust Agreement, will be a valid and binding agreement of Airplanes Trust, enforceable against Airplanes Trust in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally from time to time in effect, and subject, as to rights of acceleration and the availability of equitable remedies, to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law). The Trust Agreement complies as to form in all material respects with the requirements of the Trust Indenture Act and the rules and regulations of the Commission thereunder.

        (l) Assuming due authorization and execution by each of the 1998 Refinancing Trusts and due authentication by the 1998 Refinancing Trustee in accordance with the provisions of the Trust Agreement, the 1998 Refinancing Certificates will be duly issued by each of the 1998 Refinancing Trusts and, when delivered to and paid for by the Underwriters, will be entitled to the benefits of the Trust Agreement.

        (m) Airplanes Trust has all necessary power and authority under the

   Airplanes Trust Agreement to execute and deliver Supplement No. 1 to the Airplanes Trust Indenture, including the Airplanes Trust 1998 Refinancing Guarantee, and to perform its obligations thereunder. Supplement No. 1 to the Airplanes Trust Indenture has been duly and validly authorized on the date hereof, and, on the Closing Date, will be executed and delivered by Airplanes Trust, and thereupon, together with the Airplanes Trust Indenture, will be a valid and binding agreement of Airplanes Trust, enforceable against Airplanes Trust in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally from time to time in effect, and subject, as to rights of acceleration and the availability of equitable remedies, to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law). The Airplanes Trust Indenture is not required to be qualified under the Trust Indenture Act.

        (n) Airplanes Trust has all necessary power and authority under the Airplanes Trust Agreement to execute and deliver the Airplanes Trust 1998 Refinancing Notes and perform its obligations thereunder. The Airplanes Trust 1998 Refinancing Notes have been duly and validly authorized for issuance and, when executed and authenticated in accordance with the provisions of the Airplanes Trust Indenture and delivered to and paid for by the 1998 Refinancing Trustee, will be entitled to the benefits of the Airplanes Trust Indenture, and will be valid and binding obligations of Airplanes Trust, enforceable against Airplanes Trust in accordance with their terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally from time to time in effect, and subject, as to rights of acceleration and the availability of equitable remedies, to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law). The deposit of the Airplanes Trust 1998 Refinancing Notes into the 1998 Refinancing Trusts is not required to be registered under the Securities Act.

        (o) There is no fee, tax or other governmental charge under the laws of the State of Delaware or any political subdivision thereof in existence on the date hereof on, based on or measured by any payments under the Airplanes Trust 1998 Refinancing Notes or the beneficial interests in the estate created by Supplement No. 1 to the Airplanes Trust Indenture by reason of the Delaware Trustee's performance of its duties under the Airplanes Trust Agreement within the State of Delaware, which would not have been imposed if the Delaware Trustee did not have its principal place of business in such State and did not perform its obligations under the Relevant Documents in such State.

        (p) Airplanes Trust has all necessary power and authority under the Airplanes Trust Agreement to execute and deliver each Relevant Document to which it is or will become a party and to perform its obligations thereunder. Each Relevant Document to which it is a party has been duly and validly authorized by, and has been or will be executed and delivered by Airplanes Trust on or prior to the Closing Date, and constitutes or will constitute a valid and binding agreement of Airplanes Trust, enforceable against Airplanes Trust in accordance with its terms (in each case, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally from time to time in effect, and subject, as to rights of acceleration and the availability of equitable remedies, to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law).

        (q) Airplanes Trust has not engaged in any other activities since the date of its incorporation other than the business, financing and refinancing activities described in the Prospectus and the transactions contemplated by the Relevant Documents to which it is a party.

        (r) There has not been any material adverse change, or any development that could reasonably be expected to involve a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of Airplanes Trust from that set forth in the Prospectus.

        (s) The authorization, execution, delivery and performance of this Agreement and the performance of the other Relevant Documents, the authentication, issuance, sale and delivery of the 1998 Refinancing Notes and the 1998 Refinancing Certificates and compliance with the terms thereof, and the consummation by Airplanes Trust of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of Airplanes Trust pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Airplanes Trust is a party or by which Airplanes Trust is bound or to which any of the properties or assets of Airplanes Trust is subject (other than liens, charges and encumbrances created pursuant to the Security Trust Agreement), nor will such actions result in any violation of, or conflict with, the provisions of the Airplanes Trust Agreement or any statute or any order, decree, rule or regulation of any court or governmental agency or body having proper jurisdiction over Airplanes Trust or any of its properties or assets.

        (t) Except for (i) such consents, approvals, authorizations, registrations or qualifications as may be required under the applicable state securities, Blue Sky or similar laws in connection with the offer, purchase and distribution of the 1998 Refinancing Certificates by the Underwriters, (ii) such consents as have been obtained and are in full force and effect and (iii) such consents the failure of which to obtain would not have a material adverse effect on the financial condition, results of operations or business of Airplanes Trust, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Delaware Trustee, Airplanes Trust or any of its properties or assets is required for the execution, delivery and performance of this Agreement and the performance of each other Relevant Document by Airplanes Trust and the consummation of the transactions contemplated hereby and thereby, including the issuance, authentication, sale and delivery of the Airplanes Trust 1998 Refinancing Notes and the 1998 Refinancing Certificates and compliance with the terms thereof.

        (u) No stamp duty, stock exchange tax, value added tax or any other tax or duty is payable with respect to the authorization, issuance, sale and delivery of the Airplanes Trust 1998 Refinancing Notes by Airplanes Trust to each of the 1998 Refinancing Trusts, or of the 1998 Refinancing Certificates by each of the 1998 Refinancing Trusts to the Underwriters, in each case in the manner contemplated by this Agreement, or the execution and delivery of this Agreement or the other Relevant Documents.

        (v) Airplanes Trust has not sustained since the date of the audited balance sheets included in the Prospectus any material loss or interference with its business from any court or governmental action, order or decree, other than as set forth in or contemplated by the Prospectus; and, since such date, there has not been any change in the residual interest or debt of Airplanes Trust or any material adverse change in or affecting the financial condition, results of operations or business of Airplanes Trust, whether or not arising from transactions in the ordinary course of business, other than as set forth in or contemplated by the Prospectus.

        (w) The financial statements of Airplanes Group and the notes thereto included in the Registration Statement and Prospectus were prepared in conformity with generally accepted accounting principles of the United States ("U.S. GAAP") and in accordance with the requirements of the Securities Act.

        (x) KPMG, who have audited the financial statements of Airplanes Group and whose report appears in the Prospectus, are independent public accountants as required by the Securities Act and the Rules and Regulations.

        (y) Except as disclosed in the Prospectus, there are no legal or governmental proceedings pending to which Airplanes Trust is a party, or to which any property of Airplanes Trust is subject (i) asserting the invalidity of this Agreement, the 1998 Refinancing Certificates, the Airplanes Trust 1998 Refinancing Notes or any Relevant Document, (ii) seeking to prevent the issuance by Airplanes Trust of the Airplanes Trust 1998 Refinancing Notes, or by the 1998 Refinancing Trustee of the 1998 Refinancing Certificates or the consummation of any of the transactions contemplated by this Agreement or any Relevant Document, (iii) seeking any determination or ruling that would materially and adversely affect the performance by Airplanes Trust of its obligations under this Agreement or any Relevant Document, (iv) seeking any determination or ruling that would adversely affect the validity or enforceability of this Agreement or any Relevant Document, (v) seeking to affect adversely the Jersey, Irish, United States Federal or State of Delaware or New York income tax attributes of Airplanes Trust, each of the 1998 Refinancing Trusts, the 1998 Refinancing Certificates or the Airplanes Trust 1998 Refinancing Notes, or of any payments to be made by any party under this Agreement or any Relevant Document, or (vi) which would reasonably be expected to have a material adverse effect on the financial condition, results of operations or business of Airplanes Trust; and, to the best of Airplanes Trust's knowledge, no such proceedings are threatened or contemplated.

        (z) Except as disclosed in the Prospectus, Airplanes Trust is not now in, and the execution and delivery by Airplanes Trust of, and the performance by Airplanes

   Trust of its obligations under this Agreement and each other Relevant Document to which it is a party will not result in (i) violation of the Airplanes Trust Agreement, (ii) default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject (except where such violation or failure would not reasonably be expected to have a material adverse effect) or (iii) violation of any law, ordinance, governmental rule, regulation or court decree to which it or its properties or assets may be subject, nor has it failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the conduct of its business (except where such violation or failure would not reasonably be expected to have a material adverse effect).

        (aa) Airplanes Trust is not an "investment company" or an entity "controlled" by an "investment company" registered or required to be registered under the Investment Company Act, as such terms are defined in the Investment Company Act. Neither of the 1998 Refinancing Trusts is required to be registered as an investment company under the Investment Company Act.

        (ab) There are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

        (ac) Airplanes Trust has complied with all provisions of section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

        (ad) Airplanes Trust will use the net proceeds received by it from the sale of the 1998 Refinancing Notes pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds".

        3. Representations, Warranties and Agreements of GPA Group. GPA Group represents and warrants to the Underwriters and agrees with the Underwriters that:

        (a) (i) Each Preliminary Prospectus did not when originally filed, and the Prospectus did not at the Effective Time, and, as amended or supplemented, if applicable, will not contain as of the applicable filing date any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (ii) at the Effective Time, each part of the Registration Statement did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty in this Section 3(a) is made as to (A) statements or omissions in the Registration Statement or Prospectus based upon the Underwriter Information or the T-1 Information or information other than the information relating to GPA Group specified in
   Schedule III hereto (the "GPA Information").

        (b) Each of GPA Group, the Settlor and their respective subsidiaries (collectively, the "Subsidiaries" and, together with GPA Group, the "GPA Companies") is duly incorporated (in the case of GPA Group, as a public limited company) and is validly existing as a corporation in good standing (in each jurisdiction in which such concept applies) under the applicable laws of its jurisdiction of incorporation, is duly qualified to transact business and in good standing (in each jurisdiction in which such concept applies) in each jurisdiction in which the ownership or leasing of its properties and the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or to be in good standing (in each jurisdiction in which such concept applies) would not have a material adverse effect on the financial condition, results of operations or business of GPA Group, and each GPA Company has the corporate power and authority to own or hold its property and to conduct the business in which it is engaged as described in the Prospectus.

        (c) GPA Group has all necessary corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder and this Agreement has been duly authorized, executed and delivered by GPA Group.

        (d) Each of the GPA Companies has all necessary corporate power and authority to perform its obligations under each Relevant Document to which it is a party. Each Relevant Document has been duly authorized, executed and delivered by such of the GPA Companies as are party thereto and constitutes a valid and binding agreement of such GPA Company, enforceable against such GPA Company in accordance with its terms (subject in each case to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally from time to time in effect, and subject, as to rights of acceleration and the availability of equitable remedies, to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law).

        (e) The execution, delivery and performance of this Agreement by GPA Group, and of the Relevant Documents by such of the GPA Companies as are party thereto, and compliance with the terms of this Agreement by GPA Group, and of the terms of the Relevant Documents by such of the GPA Companies as are party thereto, and the consummation of the transactions contemplated by this Agreement by GPA Group and of the transactions contemplated by the Relevant Documents by such of the GPA Companies as are party thereto, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of any GPA Company pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any such GPA Company is a party or by which any such GPA Company is bound, or to which any of the properties or assets of any such GPA Company is subject, nor will such actions result in any violation of, or conflict with, the provisions of the constitutional documents of any such GPA Company or any statute, order, decree, rule or regulation of any court or governmental agency or body having proper jurisdiction over any GPA Company or any of their respective properties or assets (except for such statutes, orders, decrees, rules or regulations the violation of which would not have a material adverse effect on the consolidated financial condition, results of operations or business of the GPA Companies, taken as a whole).

        (f) Except for (i) such consents, approvals, authorizations, registrations or qualifications as may be required under the applicable state securities, Blue Sky or similar laws in connection with the offer, purchase and distribution of the 1998 Refinancing Certificates by the Underwriters and (ii) such consents as have been obtained and are in full force and effect, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over any GPA Company or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement and the performance of the other Relevant Documents by such of the GPA Companies as are party thereto and the consummation of the transactions contemplated hereby and thereby, other than such consents the failure of which to obtain would not have a material adverse effect on the consolidated financial condition, results of operations or business of the GPA Companies, taken as a whole.

        (g) Except as disclosed in the Prospectus, there are no legal or governmental proceedings pending to which any GPA Company is a party or of which any property of any GPA Company is the subject (i) asserting the invalidity of this Agreement or any Relevant Document to which such GPA Company is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any Relevant Document to which such GPA Company is a party, (iii) seeking any determination or ruling that would materially and adversely affect the performance by any of the GPA Companies of its respective obligations under this Agreement or any Relevant Document to which such GPA Company is a party, (iv) seeking any determination or ruling that would adversely affect the validity or enforceability of this Agreement or any Relevant Document to which such GPA Company is a party, or (v) which would reasonably be expected to have a material adverse effect on the consolidated financial condition, results of operations or business of the GPA Companies, taken as a whole; and, to the best of GPA Group's knowledge, no such proceedings are pending or threatened.

        (h) All of the information supplied by GPA Group to the Representative and the Rating Agencies in connection with the actual or prospective issuance of the 1998 Refinancing Notes and the 1998 Refinancing Certificates (as supplemented or superseded from time to time prior to the date of this Agreement) was, at the time it was supplied, and is true and correct in all material respects and is not misleading, and did not fail to disclose any information which was necessary to make the information so given not misleading in the context in which it was given.

        (i) The Settlor is an entity separate and distinct from the estate created by the Airplanes Trust Indenture.

        (j) The acquisition by the Settlor of its residual interest in Airplanes Trust under the Airplanes Trust Agreement is an exempt transaction under the Securities Act, and it is not necessary to qualify the Airplanes Trust Agreement under the Trust Indenture Act in connection with such acquisition.

     4. Purchase and Offering of the 1998 Refinancing Certificates by the Underwriters. Upon the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions hereinafter stated, each Issuer agrees to cause each of the 1998 Refinancing Trusts to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the 1998 Refinancing Trusts the respective principal amounts of each subclass of 1998 Refinancing Certificates set forth in Schedule I hereto opposite their names at the percentages of the principal amounts of such subclasses of 1998 Refinancing Certificates set forth in
Schedule II hereto (the "public offering prices"). As compensation for the Underwriters for their respective commitments and obligations hereunder in respect of the 1998 Refinancing Certificates, including their respective undertakings to offer the 1998 Refinancing Certificates for sale to the public, the Issuers will pay to the Underwriters severally and not jointly underwriting commissions in an amount equal to the respective percentages of the principal amount of each subclass of 1998 Refinancing Certificates purchased by the Underwriters as set forth in Schedule II hereto (the "Commissions"). Payment of the Commissions shall be made simultaneously with the payment by the Underwriters to the 1998 Refinancing Trustee of the public offering price of the 1998 Refinancing Certificates, in each case in the manner specified in
Section 5 hereof.

     Each of the Issuers is advised by the Representative that the Underwriters propose to make a public offering of their respective portions of the 1998 Refinancing Certificates upon the terms and conditions set forth in the Prospectus as soon after the Registration Statement and this Agreement have become effective as is advisable in the judgment of the Representative. Each of the Issuers is further advised by the Representative that each subclass of 1998 Refinancing Certificates is to be offered to the public initially at the public offering price thereof and to certain dealers selected by the Representative at a price that represents a concession not in excess of the percentage of the principal amount thereof under the public offering price set forth for such subclass in Schedule II hereto, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of the percentage of the principal amount thereof set forth for such subclass in
Schedule II hereto, to any Underwriter or to certain other dealers.

     Each Underwriter agrees, severally and not jointly, that the Issuers may rely upon the restrictions set forth in paragraphs - through - under the caption "Selling Restrictions for the 1998 Refinancing Certificates" in the Invitation Telex, dated -, 1998, from the Representative to the Underwriters.

     5. Delivery of and Payment for the 1998 Refinancing Certificates. Payment for the 1998 Refinancing Certificates shall be made in U.S. dollars, against delivery of the 1998 Refinancing Certificates as specified below, at 9:00 A.M. (New York time) on March 16, 1998, or at such other time or on such other date as shall be designated in writing by the Representative with the agreement of the Issuers, by wire transfer payable in immediately available funds to the order of the party or parties identified by the Issuers to the Representative not later than two full business days prior to the Closing Date. The time and date of such payment are herein referred to as the "Closing Date."

     Each subclass of the 1998 Refinancing Certificates will be represented by one or more global certificates (the "Global Certificates") registered in the name of Cede & Co. as nominee of The Depository Trust Company, Inc. ("DTC"), as specified to the Issuers by the Representative. Such Global Certificates shall be delivered to the Representative at the offices of Shearman & Sterling, 199 Bishopsgate, London, EC2M 3TY, England not later than 2:00 P.M. (London time) two business days prior to the Closing Date, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the 1998 Refinancing Certificates to the Underwriters duly paid. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.

     6. Further Agreements of the Issuers. Each of the Issuers further agrees with the Underwriters that:

        (a) The Issuers will prepare the Prospectus in a form approved by the Representative, and file such Prospectus pursuant to Rule 424(b) or Rule 462 of the Rules and Regulations not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A of the Rules and Regulations; make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the Closing Date except as permitted herein; advise the Representative, promptly after it receives notice thereof at any time prior to the expiration of the period during which the Underwriters are obligated under the Securities Act and the Rules and Regulations to deliver a prospectus, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and furnish the Representative with copies thereof; advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the 1998 Refinancing Certificates for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for any additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, promptly use its best efforts to obtain its withdrawal at the earliest possible time.

        (b) The Issuers will furnish promptly to the Representative or to counsel to the Underwriters three signed copies of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith, without charge.

        (c) The Issuers will deliver promptly to the Representative such number of the following documents as the Representative shall reasonably request:
   (i) a conformed copy of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case, without consents or exhibits) for delivery to each Underwriter and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus. In the case of the Prospectus, each of Airplanes Limited and

   Airplanes Trust further agrees to furnish copies of the Prospectus in New York and London, prior to 5:00 P.M. (London time) on the business day following the date of this Agreement, in such quantities as the Representative reasonably requests. If the delivery of a prospectus is required at any time prior to the expiration of nine months after the Effective Time in connection with the offering or sale of the 1998 Refinancing Certificates and, if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Securities Act, the Issuers shall amend or supplement the Prospectus, as the Issuers deem appropriate to correct such statement or omission or effect such compliance, notify the Representative of such amendment or supplement and, upon the Representative's request, prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of such amended Prospectus or supplement to the Prospectus which corrects such statement or omission or effects such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the 1998 Refinancing Certificates at any time nine months or more after the Effective Time, upon the request of the Representative but at the expense of such Underwriter, prepare and deliver to such Underwriter as many copies as the Representative may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

        (d) The Issuers will file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that (i) may, in the reasonable judgment of the Issuers or in the reasonable judgment of the Representative at any time prior to the expiration of the period during which the Underwriters are obligated under the Securities Act and the Rules and Regulations to deliver a prospectus, be required by the Securities Act or the Rules and Regulations or (ii) is requested by the Commission.

        (e) Prior to filing with the Commission (i) any amendment to the Registration Statement or supplement to the Prospectus or (ii) any Prospectus pursuant to Rule 424 or Rule 462 of the Rules and Regulations, the Issuers will, at any time prior to the expiration of the period during which the Underwriters are obligated under the Securities Act and the Rules and Regulations to deliver a prospectus, furnish a copy thereof to the Representative and counsel for the Underwriters and not file any such document to which the Representative shall reasonably object after having been given reasonable notice of the proposed filing thereof.

        (f) So long as any of the 1998 Refinancing Certificates are outstanding, the Issuers will furnish to the Underwriters, by first-class mail as soon as practicable (i) all documents distributed by the 1998 Refinancing Trustee, either Indenture Trustee, the Cash Manager or the Issuers to holders of 1998 Refinancing Certificates, or filed with the Commission pursuant to the Exchange Act, or any rule or regulation of the Commission thereunder, (ii) any order of the Commission under the Securities Act or the Exchange

   Act applicable to either of the 1998 Refinancing Trusts or to the Issuers as originators of the 1998 Refinancing Trusts, or pursuant to a "no action" letter obtained from the staff of the Commission by the Issuers and affecting either of the 1998 Refinancing Trusts or the Issuers as originators of the 1998 Refinancing Trusts, and (iii) from time to time, such other information concerning the Issuers or either of the 1998 Refinancing Trusts as the Underwriters may reasonably request.

        (g) The Issuers will promptly from time to time take such action as the Representative may reasonably request to qualify the 1998 Refinancing Certificates for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the 1998 Refinancing Certificates; provided that, in connection therewith, the Issuers shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

        (h) During the period beginning on the date hereof and continuing to and including the later of (i) the completion of the distribution of the 1998 Refinancing Certificates covered by this Agreement and (ii) the Closing Date, the Issuers will not offer, sell, contract to sell or otherwise dispose of, or cause to be offered, sold, contracted for sale or disposed, any debt securities of the Issuers, other than the 1998 Refinancing Notes or any certificates of fractional undivided interests in any debt of the Issuers which are substantially similar to the 1998 Refinancing Notes, or the 1998 Refinancing Certificates, other than as contemplated in the Prospectus, without the prior written consent of the Representative.

        (i) The Issuers will make generally available to the Issuers' Certificateholders and to the Underwriters as soon as practicable an earning statement covering the twelve-month period ending March 31, 1998 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

        (j) To the extent, if any, that the ratings provided with respect to the 1998 Refinancing Certificates by any Rating Agency are conditional upon the furnishing of documents or the taking of any other actions by the Issuers, the Issuers will furnish such documents and take any such other actions.

        (k) The Issuers will use their reasonable best efforts to cause the 1998 Refinancing Certificates to be listed on the Luxembourg Stock Exchange prior to the Closing Date and will furnish from time to time any and all documents, instruments, information and undertakings that may reasonably be necessary or advisable in order to comply with the listing rules of the Luxembourg Stock Exchange unless and until the Issuers, after consultation with the Representative, determine to terminate the listing of the 1998 Refinancing Certificates on such exchange.

     7. Expenses. Each of the Issuers will pay (a) the costs incident to the authorization, issuance, sale, authentication, transfer and delivery of the 1998 Refinancing

Notes to the purchaser thereof and the 1998 Refinancing Certificates to the Underwriters and any taxes payable in connection therewith; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, any amendments and exhibits thereto, any Preliminary Prospectus, the Prospectus and any amendment or supplement thereto and the Trust Agreement; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of distributing any agreement relating to the organization of the underwriting syndicate and the selling group to the members thereof by mail, telex or other means of communication;
(e) the reasonable fees and expenses of qualifying the 1998 Refinancing Certificates under the securities laws of the several jurisdictions as provided in Section 6(h) hereof and of preparing, printing and distributing a Blue Sky Memorandum (including fees and expenses of counsel to the Underwriters); (f) any fees charged by the Rating Agencies for rating the 1998 Refinancing Certificates; (g) all costs and expenses incident to the listing of the 1998 Refinancing Certificates on the Luxembourg Stock Exchange; (h) the costs and charges of DTC and its nominee in connection with the 1998 Refinancing Certificates, including the book-entry ownership system for the 1998 Refinancing Certificates; (i) the costs and charges of any transfer agent, registrar or paying agent; (j) the fees and expenses of the 1998 Refinancing Trustee and any agent of the 1998 Refinancing Trustee and the fees and disbursements of counsel for the 1998 Refinancing Trustee in connection with the Trust Agreement and the 1998 Refinancing Certificates; (k) the reasonable expenses of the Underwriters properly incurred, including the fees and disbursements of legal advisors and other professional advisors; and (l) all other reasonable fees and expenses incident to the performance of the obligations of the Issuers hereunder.

     8. Conditions of the Underwriters' Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy, when made on the date hereof and on the Closing Date, of the representations and warranties of each of the Issuers and GPA Group contained herein, to the performance by the Issuers and GPA Group of their respective obligations hereunder, and to each of the following additional terms and conditions:

        (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a) hereof; and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission.

        (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Relevant Documents, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all material respects to counsel for the Underwriters, and each of the Issuers and GPA Group shall have furnished or caused to be furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

        (c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date,

                 (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Issuers' securities by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) of the Rules and Regulations,

                 (ii) there shall not have occurred any change, or any
            development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Issuers or any of their respective subsidiaries, taken as a whole, from that set forth in the Registration Statement, that, in the judgment of the Representative, is material and adverse and that makes it, in the judgment of the Representative, impracticable to market the 1998 Refinancing Certificates on the terms and in the manner contemplated in the Prospectus.

        (d) Mourant du Feu & Jeune, Jersey, Channel Islands counsel to Airplanes Limited, shall have furnished to the Representative their written opinion to the effect specified in Exhibit A hereto, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representative.

        (e) Potter, Anderson & Corroon, Delaware counsel to Airplanes Trust and the Airplanes Trustee, shall have furnished to the Representative their written opinion to the effect specified in Exhibit B hereto, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representative.

        (f) Davis Polk & Wardwell, U.S. counsel to GPA Group, the Issuers and the Settlor, shall have furnished to the Representative their written opinion to the effect specified in Exhibit C hereto, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representative.

        (g) McCann FitzGerald Solicitors, Irish counsel to GPA Group and the Issuers, shall have furnished to the Representative their written opinion to the effect specified in Exhibit D hereto, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representative.

        (h) Seward & Kissel, special counsel to the 1998 Refinancing Trustee, shall have furnished to the Representative their written opinion to the effect set forth in Exhibit E hereto, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representative.

        (i) Any opinions delivered to any Rating Agency in respect of the 1998 Refinancing Certificates shall each have been furnished to the Representative in form and substance satisfactory to the Representative, together with a letter stating that each of the Underwriters may rely on such opinions as if they were addressed to the Underwriters.

        (j) Shearman & Sterling, special counsel to the Underwriters, shall have furnished to the Representative their written opinion dated the Closing Date, in form and substance satisfactory to the Representative, with respect to the 1998 Refinancing Certificates, the 1998 Refinancing Notes, the Registration Statement, the Prospectus, this Agreement and other related matters as the Representative may reasonably require, and the Issuers and GPA Group shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, such counsel may make assumptions relating to issues covered by the other opinions delivered pursuant to this Section, including all matters governed by the laws of Jersey, Ireland and the United Kingdom, and their opinion may be subject to the qualifications, assumptions and exceptions set forth in the other opinions delivered pursuant to this Section.

        (k) At the time this Agreement is executed and at the Closing Date, KPMG shall have furnished to the Representative a letter or letters addressed to the parties hereto, dated respectively as of the date of this Agreement and the Closing Date, to the effect set forth in Exhibit G hereto, in form and substance satisfactory to the Representative.

        (l) At the time this Agreement is executed and at the Closing Date, the Washington, D.C. office of KPMG shall have furnished to the parties hereto, a letter or letters addressed to the parties hereto, dated respectively as of the date of the Prospectus and the Closing Date, to the effect set forth in Exhibit H hereto, in form and substance satisfactory to the Representative.

        (m) With respect to the letters, dated and delivered the date of this Agreement (the "initial letters"), from KPMG to the Representative, pursuant to Sections 8(l) and 8(m) hereof, the appropriate office of KPMG shall have furnished to the Representative letters, addressed to the parties hereto and dated the Closing Date (the "bringdown letters"), (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of each such bringdown letter (or, with respect to matters involving changes or developments since the respective dates as of which certain specified financial information is given in the Prospectus, as of the date not more than five days prior to the date of the bringdown letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the respective initial letter.

        (n) The Representative shall have received from each Issuer on the Closing Date a certificate, dated the Closing Date and signed by (i), with respect to the certificate delivered by Airplanes Limited, a member of the Board of Directors of Airplanes Limited, and (ii), with respect to the certificate of Airplanes Trust, a Controlling Trustee of Airplanes Trust, in either case to the effect set forth in clause 8(c)(ii) above and to the effect that the representations and warranties of such Issuer in Section 1 or 2 hereof, as applicable, are true and correct as of such date and that such Issuer has complied with all its agreements and satisfied all of the conditions on its part to be performed or satisfied on or before such date except for such agreements or conditions as may have been waived by the Representative by notice in writing.

        (o) GPA Group shall have furnished to the Representative a certificate of GPA Group, dated the Closing Date and executed by an executive officer, stating that the representations and warranties of GPA Group in Section 3 hereof are true and correct as of the Closing Date; GPA Group has complied with all its agreements contained herein; the conditions on its part to be fulfilled pursuant to this Agreement prior to the Closing Date have been fulfilled or waived by the Representative by notice in writing; and nothing has come to such officer's attention that would lead such officer to believe that the Registration Statement or the Prospectus, and any amendment or supplement thereto, as of the date thereof and as of the Closing Date, contained an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

        (p) The Representative shall have received evidence satisfactory to the Representative that each subclass of 1998 Refinancing Certificates shall have obtained the ratings set forth in the Prospectus.

        (q) Each of the Accounts established by the Cash Manager shall be jointly in the names of the Indenture Trustees with the 1998 Refinancing Trustee or with the bank or banks set forth in the Cash Management Agreement.

        (r) On or prior to the Closing Date, (i) each Issuer shall have duly authorized, executed and delivered Supplements Nos. 9 and 10 to the Trust Agreement , (ii) Airplanes Limited shall have duly authorized, executed and delivered Supplement No. 1 to the Airplanes Limited Indenture, (iii) Airplanes Trust shall have duly authorized, executed and delivered Supplement No. 1 to the Airplanes Trust Indenture, (iv) each Relevant Document shall be and remain in full force and effect with respect to each of the Issuers party thereto as of the Closing Date and (v) there shall not have occurred any breach in any representation or warranty of any party under the Stock Purchase Agreement other than as has been notified to the Representative in writing.

        (s) Each Issuer shall be in compliance and shall have performed or complied with all of the covenants, agreements, terms and provisions on its part to be performed or observed contained in the Trust Agreement and each Relevant Document to which it is a party, and each GPA Company party thereto shall have performed or complied in all material respects with all of the covenants, agreements, terms and provisions on their respective parts to be performed or observed contained in the Relevant Documents.

        (t) Simultaneous with or prior to the Closing Date, the 1998 Refinancing Notes shall have been issued and sold to each of the 1998 Refinancing Trusts.

        (u) Subsequent to the respective dates of the audited balance sheets in the Registration Statement and the Prospectus, (i) the Issuers and their respective subsidiaries shall not have incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Issuers shall not have purchased any of their outstanding capital stock or residual interest, as the case may be, nor declared, paid or otherwise made any dividend or distribution of any kind, in the case of Airplanes Limited, on its capital stock, and in the case of Airplanes Trust, on its residual interest; and (iii) there shall not have been any material change in the capital stock or residual interest, as the case may be, short-term debt or long-term debt of the Issuers and their consolidated subsidiaries, taken as a whole, except in each case as described in or contemplated by the Prospectus.

        (v) The Issuers shall have furnished to the Representative a letter of each of the Appraisers, addressed to each of the parties hereto and dated the Closing Date, confirming that each of such Appraisers and each of its directors and officers (i) is not an affiliate of the Issuers, any of the GPA Companies, GE Capital Aviation Services Limited, an Irish public limited company ("GECAS"), or any affiliate of any of the foregoing, (ii) does not have any substantial interest, direct or indirect, in the Issuers or their respective subsidiaries, any of the GPA Companies, GECAS or in any affiliate of any of the foregoing, (iii) is not connected with the Issuers, any of the GPA Companies, GECAS or any affiliate of any of the foregoing as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions and (iv) has not had and does not have any past, present or anticipated future interest in any of the Aircraft.

        (w) The Luxembourg Stock Exchange shall have approved the 1998 Refinancing Certificates for Listing, subject only to official notice of issuance.

        (x) All of the conditions necessary to be fulfilled for the closing of the refinancing of the Subclass A-1 Notes of each of Airplanes Limited and Airplanes Trust and the Subclass A-1 Certificates shall have been fulfilled without any waivers other than such waivers as shall have been agreed by the Representative.

     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

     9. Indemnification and Contribution. (a) Each of the Issuers and the GPA Group agrees to jointly and severally indemnify and hold harmless each Underwriter, each person, if any, who controls (each, a "Control Person") any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and each of their respective directors, officers, employees or agents, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such Control Person in connection with defending or investigating any such action or claim) caused by any untrue or misleading statement or alleged untrue or misleading statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue or misleading statement or omission based upon the Underwriter Information or the T-1 Information included therein; provided, however, that the foregoing indemnity of GPA Group shall be limited to the GPA Information.

     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Issuers and GPA Group, their respective directors and officers who sign the Registration Statement and each Control Person of either Issuer or GPA Group, in each case to the same extent as the foregoing indemnity from the Issuers and GPA Group to such Underwriter, but only with reference to the information relating to such Underwriter furnished to the Issuers in writing by such Underwriter through the Representative expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representative, in the case of parties indemnified pursuant to the second preceding paragraph, and by GPA Group on its own behalf and the Administrative Agent on behalf of the Issuers, in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to this Section 9 in respect of any action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Representative in its capacity as a "qualified independent underwriter" and all Control Persons, if any, of the Representative.

     (d) If the indemnification provided for in the first or second paragraph of this Section 9 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers and GPA Group on the one hand and the Underwriters on the other hand from the offering of the 1998 Refinancing Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers and GPA Group on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuers and GPA Group on the one hand and the Underwriters on the other hand in connection with the offering of the 1998 Refinancing Certificates shall be deemed to be in the same respective proportions as the aggregate net proceeds from the offering of the 1998 Refinancing Certificates (before deducting expenses) received by the Issuers and GPA Group on the one hand and the total underwriting commissions received by the Underwriters on the other hand, in each case as set forth in the table on the cover page of the Prospectus, bear to the Initial Aggregate Principal Amount of the 1998 Refinancing Certificates. The relative fault of the Issuers and/or GPA Group on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by (a) the Issuers, (b) GPA Group or (c) the Underwriters (i.e., the Underwriter Information) and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, provided that GPA Group shall not be responsible for any such information other than the GPA Information. The Underwriters' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective principal amounts of 1998 Refinancing Certificates they have purchased hereunder, and not joint.

     (e) The Issuers, GPA Group and the Underwriters agree that it would not be just or equitable if contributions pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the 1998 Refinancing Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay or become liable to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     (f) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and agreements of the Issuers and GPA Group contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any Control Person with respect to any Underwriter or by or on behalf of the Issuers or GPA Group, their respective officers or directors or any Control Person with respect to the Issuers or GPA Group and (iii) acceptance of and payment for any of the 1998 Refinancing Certificates.

     10. Termination. This Agreement shall be subject to termination by notice given by the Representative to the Issuers, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, the New York Stock Exchange, the London Stock Exchange or the Luxembourg Stock Exchange, (ii) trading of any securities of any Issuer shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or in London by the relevant London or United Kingdom authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the Representative's judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event makes it, in the Representative's judgment, impracticable to market the 1998 Refinancing Certificates on the terms and in the manner contemplated in the Prospectus.

     11. Effectiveness; Defaulting Underwriters. (a) This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement by the Commission.

     (b) If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase 1998 Refinancing Certificates that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of 1998 Refinancing Certificates which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the 1998 Refinancing Certificates to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of each subclass of 1998 Refinancing Certificates set forth opposite their respective names in Schedule I bears to the aggregate principal amount of 1998 Refinancing Certificates set forth opposite the names of all such non-defaulting Underwriters in Schedule I, or in such other proportions as the Representative may specify, to purchase the 1998 Refinancing Certificates which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of any 1998 Refinancing Certificates that any Underwriter has agreed to purchase pursuant to Section 4 be increased pursuant to this Section 11 by an amount in excess of one-ninth of such principal amount of 1998 Refinancing Certificates without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase 1998 Refinancing Certificates and the aggregate principal amount of 1998 Refinancing Certificates with respect to which such default occurs is more than one-tenth of the aggregate principal amount of 1998 Refinancing Certificates to be purchased on such date, and arrangements satisfactory to the Representative and the Issuers for the purchase of such 1998 Refinancing Certificates are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Issuers or GPA Group. In any such case either the Representative or the Issuers shall have the right to postpone the Closing Date but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     12. Expense Reimbursement. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of either Issuer to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason either Issuer shall be unable to perform its obligations under this Agreement, the Issuers will jointly and severally reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

     13. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

        (a) if to any Underwriter, shall be delivered or sent by mail, telex or facsimile transmission to Morgan Stanley & Co. Incorporated, 25 Cabot Square, Canary Wharf, E14 4QA London (Telecopy No: +44-171-425-4328),
   Attention: C. Scott Peterson, with a copy to the General Counsel at 1585 Broadway, New York, New York 10036 (Telecopy No.: +1-212-761-0504);

        (b) if to Airplanes Limited or Airplanes Trust, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Issuers set forth in the Registration Statement, with a copy to GPA Financial Services (Ireland) Limited, an Irish limited company, as Administrative Agent, GPA House, Shannon, County Clare, Ireland, Attention: Company Secretary (Telecopy No.: +353-61-360-220);

        (c) if to GPA Group, shall be delivered or sent by mail, telex or facsimile transmission to GPA House, Shannon, County Clare, Ireland,
   Attention: [Patrick Blaney] (Telecopy No.: +353-61-360-000);

     Any such statement, requests, notices or agreements shall take effect at the time of receipt thereof. The Issuers and GPA Group shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representative.

     14. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the sole benefit of and be binding upon the Underwriters, each Issuer and GPA Group and any Control Person of each of them and, to the limited extent provided herein, to their respective directors, officers, employees, agents and successors. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     15. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     16. Submission to Jurisdiction; Appointment of Agent for Service; Obligation Currency. Any suit, action or proceeding against any party to this Agreement arising out of or relating to this Agreement, any transaction contemplated hereby or any judgment entered by any court in respect thereof may be brought in any New York State court located in the County of New York or Federal court sitting in the Second Circuit, and each such party hereby submits to the nonexclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. To the extent that service of process by mail is permitted by applicable law, each party hereto irrevocably consents to the service of process in any such suit, action or proceeding in such courts by the mailing of such process by registered or certified mail, postage prepaid, at its address for notices provided above. Each party to this Agreement irrevocably agrees not to assert any objection which it may ever have to the laying of venue of any such suit, action or proceeding in any New York State court located in the County of New York or Federal court sitting in the Second Circuit, and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each of the Issuers hereby irrevocably designates and appoints Corporation Service Company, 375 Hudson Street, New York, New York 10014-3660, and GPA Group hereby irrevocably designates and appoints GPA Corporation, Lee Farm Corporate Park, 83 Wooster Heights Road, Danbury, CT 06810, as their respective authorized agents (together, the "Process Agents"), upon whom process may be served in any such suit or proceeding, it being understood that such designations and appointments shall become effective immediately without any further action on the part of the Issuers or GPA Group. Each of the Issuers and

GPA Group hereby represents to each Underwriter that it has notified its Process Agent of such designation and appointment and that such Process Agent has accepted the same in writing. Each of the Issuers and GPA Group hereby irrevocably authorizes and directs its Process Agent to accept such service. Each of the Issuers and GPA Group further agrees that service of process upon its Process Agent and written notice of said service to the Issuers and GPA Group, as applicable, mailed by first class mail or delivered to such Process Agent, shall be deemed in every respect effective service of process upon the Issuers and GPA Group, as applicable, in any such suit or proceeding. Nothing herein shall affect the right of any Underwriter or any Control Person with respect to any Underwriter to serve process in any other manner permitted by law. Each of the Issuers and GPA Group agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner. If either of the Issuers or GPA Group has or hereafter acquires immunity from jurisdiction or legal process or from attachment in aid of execution or from execution with respect to itself or its property, such Issuer or GPA Group, as the case may be, hereby irrevocably waives, to the fullest extent permitted under applicable law, such immunity in respect of its obligations hereunder in any action which may be instituted in any federal or state court sitting in New York, New York, or in any competent court in Jersey, Channel Islands by any Underwriter or by any Control Person of any Underwriter or any director, officer, employee or agent of any Underwriter. This waiver is intended to be effective upon the execution of this Agreement without any further act by either Issuer or GPA Group before any such court, and the introduction of a true copy of this Agreement into evidence in any such court shall, to the fullest extent permitted by applicable law, be conclusive and final evidence of such waiver.

     The obligation of the parties hereto to make payments hereunder is in U.S. dollars (the "Obligation Currency") and such obligation shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency or any other realization in such other currency, whether as proceeds of setoff, security, guarantee, distributions, or otherwise, except to the extent to which such tender, recovery or realization shall result in the effective receipt by the party which is to receive such payment of the full amount of the Obligation Currency expressed to be payable hereunder.

     17. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or affect the meaning or interpretation of, this Agreement.

     18. Waiver of Jury Trial. To the fullest extent permitted by applicable law, each party to this Agreement waives any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement.
     19. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                                      Very truly yours,

                                      AIRPLANES LIMITED

                                     By __________________________________
                                        Name:
                                        Director


                                     AIRPLANES U.S. TRUST


                                     By __________________________________
                                        Name:
                                        Controlling Trustee


                                     GPA GROUP plc


                                     By __________________________________
                                        Name:
                                        Title:


Accepted, March --, 1998

MORGAN STANLEY & CO. INCORPORATED

Acting severally on behalf of itself and the the several Underwriters named herein

By  Morgan Stanley & Co. Incorporated


By _____________________________________
   Name:
   Title:

                                   SCHEDULE I

                           SUBCLASS A-6 CERTIFICATES



UNDERWRITERS                                                  COMMITMENT

Morgan Stanley & Co Incorporated                              $
Lehman Brothers Inc.
Salomon Brothers Inc.



Total                                                         $

                           SUBCLASS A-7 CERTIFICATES


UNDERWRITERS                                                  COMMITMENT

Morgan Stanley & Co. Incorporated                             $
Lehman Brothers Inc.
Salomon Brothers Inc



Total                                                         $

                                  SCHEDULE II




                  INITIAL        PRICE TO PUBLIC      COMMISSIONS
   CLASS         AGGREGATE       (PERCENTAGE OF     (PERCENTAGE OF
DESIGNATION   PRINCIPAL AMOUNT  PRINCIPAL AMOUNT)  PRINCIPAL AMOUNT)

Subclass A-6   $
Subclass A-7   $


              SELLING CONCESSION  DEALER REALLOWANCE
   CLASS        (PERCENTAGE OF      (PERCENTAGE OF
DESIGNATION   PRINCIPAL AMOUNT)   PRINCIPAL AMOUNT)

Subclass A-6
Subclass A-7


                                  SCHEDULE III

                                GPA INFORMATION


                                  [ To come ]